UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: December 21, 2023

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2023, NovaBay Pharmaceuticals, Inc. (the “Company”) announced that on December 21, 2023, it entered into letter agreements (the “Letter Agreements”) with certain of existing holders of its Series B-1 warrants (the “Series B-1 Warrants”) to purchase Company common stock, par value $0.01 per share (“Common Stock”) and its the Series B-2 warrants (the “Series B-2 Warrants” and together with the Series B-1 Warrants, the “Series B Warrants”) to purchase Common Stock that were issued to such holders pursuant to a Securities Purchase Agreement, dated April 27, 2023. The holders of Series B Warrants that entered into Letter Agreements are referred to in this Current Report on Form 8-K as the “Participants”.

The Letter Agreements provide for the following (which are collectively referred to as the “Warrant Reprice Transactions”):

Initial Warrant Exercise

Pursuant to the terms of the Letter Agreements, the Participants agreed to make an initial exercise (the “Initial Warrant Exercise”) of a portion of their Series B Warrants at a reduced exercise price of $0.25 (the “Reduced Exercise Price”) (as reduced from the exercise price of $1.30 as set forth in the Series B Warrants). There were an aggregate of approximately 2.2 million shares of Common Stock underlying the Series B Warrants exercised in connection with the Initial Warrant Exercise, resulting in gross proceeds to the Company of approximately $554.8 thousand.

The closing of the Initial Warrant Exercise is expected to occur on December 21, 2023. The resale of the shares of Common Stock underlying the Series B Warrants (“Warrant Shares”) have been registered pursuant to a registration statement on Form S-1 (File No. 333-272304) that is on file with the U.S. Securities and Exchange Commission (the “Commission”).

Limited Warrant Exercise Opportunity

During the period beginning on the date of the Letter Agreements through 5:00 p.m. New York City Time on January 26, 2024 (the “Exercise Period”), the Participants have the option to make additional exercises (the “Optional Warrant Exercises”) of their Series B Warrants at the Reduced Exercise Price up to the full number of shares of unexercised underlying shares of Common Stock. The Initial Warrant Exercise and the Optional Warrant Exercises are collectively referred to as the “Warrant Exercise”.

Any unexercised Warrant Shares underlying the Participants’ Series B Warrants after the end of the Exercise Period will continue to be exercisable at the current exercise price prior to entering into the Letter Agreements of $1.30 per share.

New Series C Common Stock Purchase Warrants

As a result of the Warrant Exercise, the Company will issue a new Series C Common Stock purchase warrant (the “New Warrants”) to each Participant to purchase a number of shares of Common Stock equal to 100% of the shares of Common Stock received by such Participant in the Warrant Exercise.

The New Warrants are substantially similar to the Series B Warrants, except that the New Warrants: (i) will be initially exercisable on the date on which any stockholder approvals as may be required by the rules of the NYSE American have been obtained at a meeting of Company stockholders and such approvals become effective (the “Stockholder Approval”); (ii) have a term of exercise of five (5) years and six (6) months from the closing of the Initial Warrant Exercise; (iii) will have an exercise price equal to the Reduced Exercise Price; and (iv) revise the consideration that will be received if the holder exercises its option to require the Company’s  to purchase the New Warrant in the event of the consummation of a “Fundamental Transaction” (as defined in the New Warrant).

As part of the Warrant Reprice Transactions and pursuant to the terms of the Letter Agreements, the Company is required, among its other obligations, to hold an annual or special meeting of stockholders (the “Stockholder Meeting”) on or before the date that is six (6) months after the closing of the Initial Warrant Exercise to obtain the Stockholder Approval. If the Stockholder Approval is not initially obtained at such stockholder meeting, then the Company will be required to call a stockholder meeting every four months thereafter to seek the Stockholder Approval until it is obtained.

At the time the Participants entered into their respective Letter Agreements, each Participant agreed to vote all shares of Common Stock, or other Company voting stock, over which such Participant has voting control at the time, in favor of the Stockholder Approval at the Stockholder Meeting (or any subsequently called meeting of Company’s stockholders called for such purpose).

The Letter Agreements also provide that on or prior to June 21, 2024, the Company will prepare and file a registration statement with the SEC covering the resale of 100% of the Common Stock underlying the New Warrants issued to the Participants (the “New Warrant Shares”).

The foregoing summaries of the material terms of the New Warrants and the Letter Agreements, forms of which are filed herewith as Exhibits 4.1 and 10.1, respectively, and incorporated herein by reference.

Anti-Dilution Adjustment to Series B Preferred Stock and the Series C Preferred Stock

The Certificate of Designation of Preferences, Rights and Limitations for the Company’s outstanding Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”), par value $0.01 per share (the “Series B Certificate of Designation”) and the Certificate of Designation of Preferences, Rights and Limitations for the Company’s outstanding Series C Non-Voting Convertible Preferred Stock (the “Series C Preferred Stock”), par value $0.01 per share (the “Series C Certificate of Designation”) provide for anti-dilution protections in the event that the Company grants any right to reprice any Company security or issue a new Company security that would entitle the holder to acquire Common Stock at an effective price per share that is lower than the conversion price of the Series B Preferred Stock and the Series C Preferred Stock, which is referred to as “full-ratchet” anti-dilution protection. As a result of entering into the Letter Agreements and the consummation of the Warrant Reprice Transactions, which resulted in (i) the limited ability of the Participants to exercise their Series B Warrants the Reduced Exercise Price and (ii) the issuance of New Warrants that will be exercisable at the Reduced Exercise Price, this anti-dilution protection in the Series B Certificate of Designation and the Series C Certificate of Designation was triggered.

Accordingly, the conversion price of each share of Series B Preferred Stock and each share of Series C Preferred Stock, which were each $1.30 convertible into 770 shares of Common Stock, have both automatically adjusted downward to now be $0.25 convertible into 4,000 shares of Common Stock.

The adjusted conversion price of the Series B Preferred Stock and Series C Preferred Stock is the same as the temporary Reduced Exercise Price for the existing Series B Warrants and the exercise Price of the New Warrants. Therefore, based on the Series B Preferred Stock and Series C Preferred Stock currently outstanding, there will be an additional 23,407,810 shares of Common Stock issuable upon conversion.

Private Placement Exemption

None of the issuance of the Warrant Shares, the New Warrants and/or the New Warrants Shares in the Warrant Reprice Transactions (collectively, the “Securities”), have been or will be registered at the time of issuance by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act, and by Rule 506 of Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance either in the Warrant Reprice Transactions. The Securities issued in each of these private placement transactions contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Commission.

Placement Agent

Ladenburg Thalmann & Co. Inc. (“Ladenburg”) agreed to serve as the Company's exclusive warrant solicitation agent and exclusive placement agent for the Warrant Reprice Transactions, in exchange for a fee equal to 8% of the total gross proceeds to the Company from the Warrant Reprice Transactions, subject to certain exclusions. The Company also agreed to reimburse Ladenburg for certain related expenses in an amount not to exceed $50,000 in the aggregate.

Additional Matters

The documents entered into in connection with the Warrant Reprice Transactions described above and/or attached as an exhibit to this Current Report on Form 8-K (collectively, the “Transaction Documents”) contain representations and warranties of the parties to such agreements that may be subject to limitations, qualifications or exceptions agreed upon by the parties, and may be subject to a contractual standard of materiality that differs from the materiality standard that applies to reports and documents filed with the Commission. In particular, in your review of the representations and warranties contained in the Transaction Documents and described in the foregoing summary, it is important to bear in mind that the representations and warranties were negotiated in connection with separate transactions and with the principal purpose of allocating contractual risk between the parties in such transactions. The representations and warranties, other provisions of the Transaction Documents or any description of these provisions should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this Current Report on Form 8-K and in the other reports, statements and filings that the Company publicly files with the Commission.

Item 3.02	Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the timing and expected impact of the Warrant Reprice Transactions. These forward-looking statements are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by these forward-looking statements. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Current Report on Form 8-K, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the Commission, especially under the heading “Risk Factors.” The forward-looking statements in this Current Report on Form 8-K speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Series C Common Stock Warrant
10.1	Form of Letter Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

	By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: December 21, 2023